Filed Pursuant to Rule 424(b)(5)

Registration No. 333-199392

PROSPECTUS SUPPLEMENT
(to the prospectus dated October 28, 2014)

MYOS CORPORATION

193,865 Units

Each Unit Consisting of

One Share of Common Stock

One Series C Warrant to Purchase 0.75 Shares of Common Stock

One Series D Warrant to Purchase One Share of Common Stock

One Series E Warrant to Purchase 0.75 Shares of Common Stock

and

Up to 193,865 Shares of Common Stock

We are offering up to 193,865 units, each consisting of (i) one share of our common stock, (ii) one Series C common stock warrant to purchase 0.75 shares of our common stock, (iii) one Series D common stock warrant to purchase one share of our common stock and (iv) one Series E common stock warrant to purchase 0.75 shares of our common stock, at a public offering price of $9.37 per unit. Each Series C warrant will have an exercise price of $12.00 per share, will be exercisable subsequent to the six-month anniversary of the date of issuance and separately transferable from the shares and will expire on the sixty-sixth month anniversary of the date of issuance. Each Series D warrant will have an exercise price of $9.37 per share, will be immediately exercisable and separately transferable from the shares, may be redeemed by us in the event that the closing price of our stock is $12.00 or above for 20 consecutive trading days (subject to certain minimum trading volume requirements), and will expire on the six month anniversary of the date of issuance. Each Series E warrant will be exercisable only if the Series D warrants are exercised, will have an exercise price of $15.00 per share, will be exercisable subsequent to the six month anniversary of the date of issuance and separately transferable from the shares and will expire on the 90-month anniversary of the date of issuance. Units will not be issued or certificated. We will be required to issue, and this offering includes, up to 193,865 additional shares of common stock to the investors purchasing units in this offering in the event that the closing price of our common stock is below $14.06 (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like) on the 12-month anniversary of the date of issuance, provided that investors that purchase shares of our common stock in this offering continue to hold at least a portion of such shares on such date. The shares of common stock and warrants are immediately separable and will be issued separately.

Our common stock is traded on the Nasdaq Capital Market under the symbol “MYOS”. We do not intend to apply for any listing of the warrants on any securities exchange and we do not expect that the warrants will be quoted on the Nasdaq Capital Market. On November 17, 2014, the closing price of our common stock on the Nasdaq Capital Market was $9.37 per share.

	Per Unit (1)	Total
Offering Price	$9.37	$1,816,515
Placement Agent’s Fees (2)	$0.62	$120,196
Offering Proceeds, Before Expenses, to us	$8.75	$1,696,319

(1)	Per unit price represents the offering price for one share of common stock and the warrants to purchase shares of our common stock.

(2)	We have agreed to reimburse certain expenses of the placement agent as described in the “Plan of Distribution” section herein.

The aggregate market value of the outstanding shares of our common stock held by non-affiliates was $40,398,595, based on 2,909,435 shares of common stock outstanding, of which 2,571,521 are held by non-affiliates, and a closing sale price on the Nasdaq Capital Market of $15.71 on September 18, 2014. As a result, we are currently eligible to offer and sell up to an aggregate of $13,466,198 of our securities pursuant to General Instruction I.B.6 of Form S-3.  We have not sold any securities pursuant to General Instruction I.B.6. of Form S-3 during the twelve calendar months prior to the date of this prospectus supplement.

Chardan Capital Markets, LLC, or Chardan, has agreed to act as our placement agent in this offering. The placement agent is not purchasing any of the securities offered by us, and is not required to sell any specific number or dollar amount of securities, but will use its best efforts to sell the securities offered. We have agreed to pay the placement agent a placement fee equal to 7.0% of the aggregate gross proceeds of this offering and from the cash exercise of the Class D warrants in the event such warrants are exercised (provided, however, that Chardan will receive a fee equal to 3.5% of the aggregate gross proceeds from investors who were previously introduced to us by Brean Capital, LLC, or Brean) and to reimburse certain expenses of the placement agent up to $30,000 (including $10,000 for Chardan’s legal counsel). See “Plan of Distribution” beginning on page S-9 of this prospectus supplement for more information on this offering and the placement agent arrangements.

We estimate total expenses of this offering, excluding the placement agent fees, will be approximately $75,000.

Delivery of the shares of common stock and warrants is expected to be made on or about November 20, 2014, subject to customary closing conditions.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should review carefully the risks and uncertainties described under the heading “Risk Factors” on page S-4 of this prospectus supplement. This prospectus supplement should be read in conjunction with and may not be delivered or utilized without the prospectus dated October 28, 2014.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is November 17, 2014.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of their respective dates.

ABOUT THIS PROSPECTUS SUPPLEMENT

On October 16, 2014, we filed with the SEC a registration statement on Form S-3 (File No. 333-199392) utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective on October 28, 2014. Under this shelf registration process, we may, from time to time, sell up to $75 million in the aggregate of common stock, preferred stock, debt securities, warrants and rights to purchase securities and units, of which approximately $1.8 million will be sold in this offering.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to, updates or changes information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. You should read this entire prospectus supplement as well as the accompanying prospectus and the documents incorporated by reference that are described under “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained herein, therein or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise stated, all references to “us,” “our,” “MYOS,” “we,” the “Company” and similar designations refer to MYOS Corporation. Our logo, trademarks and service marks are the property of MYOS Corporation. Other trademarks or service marks appearing in this prospectus are the property of their respective holders.

S-1

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and selected information appearing elsewhere in this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference herein. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement, including the information incorporated by reference into this prospectus supplement and the information referred to under the heading “Risk Factors” in this prospectus supplement on page S-4 and in the documents incorporated by reference into this prospectus supplement.

Our Company

Overview

We are an emerging bionutrition and biotherapeutics company focused on the discovery, development and commercialization of products that improve muscle health and function essential to the management of sarcopenia, cachexia and degenerative muscle diseases, and as an adjunct to the treatment of obesity. As used in this report, the “Company”, “MYOS”, “our”, or “we” refer to MYOS Corporation, its predecessor, Atlas Therapeutics Corporation, and its wholly-owned subsidiary, unless the context indicates otherwise.

We were incorporated under the laws of the State of Nevada on April 11, 2007. Prior to February 2011, we did not have any operations and did not generate revenues. On February 25, 2011, we and Peak Wellness, Inc., or Peak, entered into an intellectual property purchase agreement pursuant to which our subsidiary purchased from Peak the intellectual property pertaining to MYO-T12TM, a dietary supplement that has been shown in clinical studies to temporarily decrease the levels of serum myostatin, including the formula, certain trademarks, trade secrets, patent applications and certain domain names. In exchange for the assets, we paid Peak $1,150,000 (of which $450,000 was paid in cash and $700,000 via the issuance of a promissory note) and issued 7,024,000 shares of common stock to Peak. On February 22, 2012, we paid the promissory note in full from the proceeds of a private placement that closed in February 2012.

Since acquiring the assets from Peak, our principal business activities have been to: (i) deepen our scientific understanding of the activity of Fortetropin™, the active ingredient in MYO-T12, which refers to a proprietary proteo-lipid composite derived from fertilized eggs of specific chicken species processed using a patented methodology which preserves the bioactivity of the constituent proteins and lipids, specifically as a natural, reversible, temporary modulator of the regulatory peptide myostatin, and to leverage this knowledge to strengthen and build our intellectual property; (ii) conduct research and development activities to evaluate myostatin modulation in a range of both wellness and disease states; (iii) identify other products and technologies which may broaden our portfolio and define a business development strategy to protect, enhance and accelerate the growth of our products; (iv) reduce the cost of manufacturing through process improvement; (v) identify contract manufacturing resources that can fully meet our future growth requirements; (vi) develop a differentiated and advantaged consumer positioning, brand name and iconography; and (vii) create a sales and marketing capability through alliances to maximize near-term and future revenues. We believe that existing wellness and therapeutic targets, such as myostatin, represent a rational entry point for additional drug discovery efforts and are evaluating a separate, concurrent objective in this area.

Corporate Information

Our executive offices are currently located at 45 Horsehill Road, Suite 106, Cedar Knolls, New Jersey 07927 and our telephone number is (973) 509-0444. Our website address is http://www.myoscorp.com. The information on our website is not, and shall not be deemed to be, a part of this prospectus supplement.

S-2

The Offering

The following is a brief summary of some of the terms of the offering and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus. For a more complete description of the terms of our common stock, see the “Description of Securities We Are Offering” section in this prospectus supplement.

Securities offered by us	193,865 units, each consisting of (i) one share of our common stock, (ii) one Series C common stock warrant to purchase 0.75 shares of our common stock, (iii) one Series D common stock warrant to purchase one share of our common stock and (iv) one Series E common stock warrant to purchase 0.75 shares of our common stock. No units will be issued or certificated and the shares of common stock and warrants will immediately separate upon issuance. We will be required to issue up to 193,865 additional shares of common stock to the investors purchasing units in this offering, in the event that the closing price of our common stock is below $14.06 (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like) on the 12-month anniversary of the date of issuance, provided that purchasers of our units in this offering continue to hold at least a portion of the shares issued in this offering on such date.
Offering price	$9.37 per unit.
Common stock outstanding immediately before this offering	2,909,435 shares
Common stock to be outstanding immediately after this offering

3,103,300 shares, assuming 193,865 units are issued in this offering, which does not include (i) 145,399 shares of common stock issuable upon exercise of the Series C warrants, (ii) 193,865 shares of common stock issuable upon exercise of the Series D warrants, (iii) 145,399 shares of common stock issuable upon exercise of the Series E warrants included in the units and (iv) up to 193,865 additional shares of common stock issuable in the event that the closing price of our common stock is below $14.06 (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like) on the 12-month anniversary of the date of issuance.

Description of the warrants

Each Series C warrant will have an exercise price of $12.00 per share (128% of the offering price per unit), will be exercisable subsequent to the six-month anniversary of the date of issuance and separately transferable from the shares and will expire on the sixty-sixth month anniversary of the date of issuance.

Each Series D warrant will have an exercise price of $9.37 per share (100% of the offering price per unit), will be immediately exercisable and separately transferable from the shares, may be redeemed by us in the event that the closing price of our stock is $12.00 or above for 20 consecutive trading days (subject to certain minimum trading volume requirements), and will expire on the six month anniversary of the date of issuance.

Each Series E warrant will be exercisable only if the Series D warrants are exercised, will have an exercise price of $15.00 per share (160% of the offering price per unit), will be exercisable subsequent to the six month anniversary of the date of issuance and separately transferable from the shares and will expire on the 90-month anniversary of the date of issuance. The Series E Warrants only vest in the event that the Class D Warrants are exercised.

Use of proceeds	We expect to use the proceeds received from the offering to fund our working capital, product development, research and development and other general corporate purposes. See “Use of Proceeds.”
Risk factors	Investing in our securities involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” on page S-4 of this prospectus supplement, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement.

NASDAQ Capital Market symbol	“MYOS.” There is no established trading market for the warrants and we do not expect a market to develop.

The number of shares of our common stock outstanding immediately before and immediately after this offering excludes:

•	up to 145,399 shares of common stock issuable upon the exercise of the Series C warrants included in the units to be sold in this offering;

•	up to 193,865 shares of common stock issuable upon the exercise of the Series D warrants included in the units to be sold in this offering;

•	up to 145,399 shares of common stock issuable upon the exercise of the Series E warrants included in the units to be sold in this offering;

•

up to 193,865 additional shares of common stock issuable in the event that the closing price of our common stock is below $14.06 (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like) on the 12-month anniversary of the date of issuance;

•	369,880 shares of common stock issuable upon exercise of outstanding stock options with a weighted average exercise price of $14.64 per share; and

•	473,522 shares of common stock issuable upon exercise of warrants outstanding with a weighted average exercise price of $25.00 per share.

S-3

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described below. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in the accompanying prospectus and in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q, each of which is on file with the SEC and is incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we have filed or may file with the SEC in the future. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Cautionary Note Regarding Forward-Looking Statements.”

Additional Risks Related to This Offering

Our management will have broad discretion as to the use of the proceeds from this offering, and may not use the proceeds effectively.

Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

If you purchase our units in this offering, you will incur immediate and substantial dilution in the net tangible book value of your shares.

The public offering price is substantially higher than the net tangible book value per share of our common stock. Investors purchasing units in this offering will pay a price per unit that substantially exceeds the book value of our tangible assets after subtracting our liabilities. As a result, investors purchasing units in this offering will incur immediate dilution of $7.71 per share, based on a public offering price of $9.37 per unit. Further, investors purchasing units in this offering will contribute approximately 11.4% of the total amount invested by stockholders since our inception, but will own approximately 6.2% of the shares of common stock outstanding. See “Dilution.”

This dilution is due to our history of losses and the fact that some of our investors who purchased shares directly from us prior to this offering paid substantially less than the price offered to the public in this offering when they purchased their shares. We have previously issued shares of our common stock at a price per share ranging from $5.00 to $15.00. In addition, as of September 30, 2014, we had options, warrants and convertible securities outstanding which allow the holders to purchase up to 843,402 shares of our common stock at a weighted average exercise price of $20.46 per share. As a result of the dilution to investors purchasing shares in this offering, investors may receive significantly less than the purchase price paid in this offering, if anything, in the event of a liquidation of our company.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

There is no public market for the warrants to purchase common stock being offered in this offering.

There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any securities exchange. Without an active market, the liquidity of the warrants will be limited.

If the registration statement covering the shares issuable upon exercise of the warrants contained in the units is no longer effective, the warrants may only be exercised on a “cashless” basis and will be issued with restrictive legends unless such shares are eligible for sale under Rule 144 of the Securities Act, as amended.

S-4

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents we have filed or will file with the SEC that are or will be incorporated by reference into this prospectus supplement contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. Any statements contained, or incorporated by reference, in this prospectus supplement that are not statements of historical fact may be forward-looking statements. When we use the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will” and other similar terms and phrases, including references to assumptions, we are identifying forward-looking statements. Forward-looking statements involve risks and uncertainties which may cause our actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements.

A variety of factors, some of which are outside our control, may cause our operating results to fluctuate significantly. They include:

•	our ability to market and generate sales of our products;
•	our ability to adequately protect our intellectual property;
•	our ability to develop and introduce new products, including our planned branded products, and secure new and or retain existing distributor relationships;
•	projected future sales, profitability and other financial metrics;
•	our ability to attract and retain key members of our management team;
•	our reliance on third-party processors;
•	shortages in the supply of, or increases in the prices of, raw materials or shelf life limits on ingredients or finished product;
•	our ability to conduct research and development activities and the success of such activities;
•	our ability to obtain governmental approvals and comply with governmental regulations;
•	future financing plans;
•	anticipated needs for working capital;
•	anticipated trends in our industry; and
•	competition existing today or that will likely arise in the future.

The foregoing risks do not represent an exhaustive list of risks that may impact upon the forward-looking statements used herein or in the documents incorporated by reference herein. Please see “Risk Factors” in our reports filed with the SEC, the accompanying prospectus, or in this prospectus supplement for additional risks which could adversely impact our business and financial performance.

Moreover, new risks regularly emerge and it is not possible for our management to predict all risks, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. All forward-looking statements included in this prospectus supplement are based on information available to us on the date hereof or thereof. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained throughout (or incorporated by reference in) this prospectus supplement, any accompanying prospectus and the documents we have filed with the SEC.

S-5

USE OF PROCEEDS

We estimate the net proceeds to us from the sale of the securities offered under this prospectus, after deducting estimated placement agent fees and our other estimated offering expenses, will be approximately $1.62 million. If a warrant holder elects to exercise the warrants issued in this offering, we may also receive proceeds from the exercise of the warrants. We cannot predict when or if the warrants will be exercised. It is possible that the warrants may expire and may never be exercised.

We expect to use the net proceeds from this offering (including any resulting from the exercise of warrants, if any) for working capital, product development, research and development and other general corporate purposes. Our management will have significant flexibility in applying the net proceeds of this offering.

S-6

DILUTION

If you invest in our units in this offering, your ownership interest will be immediately diluted to the extent of the difference between the offering price per share and the as adjusted net tangible book value per share of our common stock after this offering.

As of September 30, 2014, we had a net tangible book value of $3.5 million, or $1.21 per share of common stock. Our net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of common stock outstanding at September 30, 2014.

After giving effect to the issuance and sale by us of 193,865 units in this offering at an offering price of $9.37 per share, and after deducting placement agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2014 would have been approximately $5.1 million, or approximately $1.66 per share. This amount represents an immediate increase in net tangible book value of $0.45 per share to our existing stockholders and an immediate dilution in net tangible book value of approximately $7.71 per share to new investors purchasing shares of common stock in this offering.

The following table illustrates this dilution on a per share basis:

Offering price per share		$9.37
Net tangible book value per share as of September 30, 2014	$1.21
Increase in net tangible book value per share attributable to this offering	0.45

As adjusted net tangible book value per share after this offering		1.66

Dilution per share to new investors participating in this offering		$7.71

The above discussion and table are based on 2,909,435 shares outstanding as of September 30, 2014, and exclude as of that date:

•	up to 145,399 shares of common stock issuable upon the exercise of the Series C warrants included in the units to be sold in this offering;

•	up to 193,865 shares of common stock issuable upon the exercise of the Series D warrants included in the units to be sold in this offering;

•	up to 145,399 shares of common stock issuable upon the exercise of the Series E warrants included in the units to be sold in this offering;

•

up to 193,865 additional shares of common stock issuable in the event that the closing price of our common stock is below $14.06 (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like) on the 12-month anniversary of the date of issuance;

•	369,880 shares of common stock issuable upon exercise of outstanding stock options with a weighted average exercise price of $14.64 per share; and

•	473,522 shares of common stock issuable upon exercise of warrants outstanding with a weighted average exercise price of $25.00 per share.

To the extent any of these outstanding options and warrants are issued or exercised, there will be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to new investors.

S-7

DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Stock

The material terms and provisions of our common stock and each other class of our securities that qualifies or limits our common stock are described under the caption “Description of Securities We May Offer—Common Stock” starting on page 33 of the accompanying prospectus. As of November 16, 2014, we had 2,909,435 shares of common stock outstanding.

We will be required to issue up to 193,865 additional shares of common stock to the investors purchasing units in this offering, in the event that the closing price of our common stock is below $14.06 (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like) on the 12-month anniversary of the date of issuance, provided that purchasers of our units in this offering continue to hold at least a portion of the shares issued in this offering on such date.

Warrants to be Sold in this Offering

In connection with this offering, we will issue warrants to purchase up to 484,663 shares of our common stock in the following series:

Series C Warrants: Each Series C warrant will have an exercise price of $12.00 per share (128% of the offering price per unit), will be exercisable subsequent to the six-month anniversary of the date of issuance and separately transferable from the shares and will expire on the sixty-sixth month anniversary of the date of issuance.

Series D Warrants: Each Series D warrant will have an exercise price of $9.37 per share (100% of the offering price per unit), will be immediately exercisable and separately transferable from the shares, may be redeemed by us in the event that the closing price of our stock is $12.00 or above for 20 consecutive trading days (subject to certain minimum trading volume requirements), and will expire on the six month anniversary of the date of issuance.

Series E Warrants: Each Series E warrant will be exercisable only if the Series D warrants are exercised, will have an exercise price of $15.00 per share (160% of the offering price per unit), will be exercisable subsequent to the six month anniversary of the date of issuance and separately transferable from the shares and will expire on the 90-month anniversary of the date of issuance. The Series E Warrants only vest in the event that the Class D Warrants are exercised.

The warrants will not be listed or quoted on any other securities exchange. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock.

If the registration statement covering the shares issuable upon exercise of the warrants contained in the units is not effective at the time of exercise of the warrants, the warrants may only be exercised on a “cashless” basis and will be issued with appropriate restrictive legends unless such shares are eligible for resale without restriction under the Securities Act.

We are not required to issue fractional shares upon the exercise of the warrants. Instead, we shall, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the respective exercise price or round up to the next whole share.

We will attempt to maintain the effectiveness of a current prospectus covering the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants may have no value.

The exercise price and the number of shares of common stock issuable upon the exercise of each warrant are subject to adjustment upon the happening of certain events, such as recapitalizations, reorganizations, mergers or consolidations.

The warrants provide that no exercise will be effected, and the holder of a warrant will not have the right to exercise a warrant, if after giving effect to the exercise the holder, together with any affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the issuance of shares upon exercise of such warrant.

S-8

PLAN OF DISTRIBUTION

We are offering up to 193,865 units, each consisting of (i) one share of our common stock, (ii) one Series C common stock warrant to purchase 0.75 shares of our common stock, (iii) one Series D common stock warrant to purchase one share of our common stock and (iv) one Series E common stock warrant to purchase 0.75 shares of our common stock, at a public offering price of $9.37 per unit. Pursuant to an engagement letter agreement dated as of November 17, 2014, we have engaged Chardan as our placement agent for this offering. Chardan is not purchasing or selling any units, nor are they required to arrange for the purchase and sale of any specific number or dollar amount of units, other than to use their “best efforts” to arrange for the sale of units by us. Subject to the terms and conditions of the engagement letter agreement, the placement agent is using its best efforts to introduce us to selected institutional or accredited investors who will purchase the units. Therefore, we may not sell the entire amount of units being offered.

We have agreed to pay the placement agent a placement fee equal to 7.0% of the aggregate gross proceeds of this offering and from the cash exercise of the Class D warrants in the event such warrants are exercised (provided, however, that Chardan will receive a fee equal to 3.5% of the aggregate gross proceeds from investors who were previously introduced to us by Brean) and to reimburse certain expenses of the placement agent up to $30,000 (including $10,000 for Chardan’s legal counsel). Pursuant to our prior engagement letter with Brean, Brean will receive a fee equal to 7.0% of the aggregate purchase price paid by investors in this offering who Brean previously introduced to us, which will be approximately $12,000.

The placement agent shall also be entitled to three and one-half percent (3.5%) of the gross proceeds to us, with respect to any investors introduced by the placement agent to us that invest in this offering and any subsequent capital-raising transaction for a 12 month period following the termination of the engagement letter agreement.

We have granted the placement agent a right of participation in future financings to act as co-lead manager and co-book runner and/or co-lead placement agent earning 25% of the economics thereto, provided that gross proceeds of the offering herein are greater than $5,000,000, for a term of twelve (12) months following the term of engagement.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any commissions received by it and any profit realized on the sale of the securities by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, or the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock and warrants to purchase shares of common stock by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

The engagement letter agreement provides that we will indemnify the placement agent against specified liabilities, including liabilities under the Securities Act. We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification for liabilities under the Securities Act is against public policy as expressed in the Securities Act and is therefore unenforceable.

We intend to offer and sell the units offered hereby to institutional investors in certain states. However, we will not make any offer of units in any jurisdiction where the offer is not permitted or exempted.

Electronic Offer, Sale and Distribution of Shares

A prospectus in electronic format may be made available on the websites maintained by the placement agent or selling group members, if any, participating in this offering and the placement agent participating in this offering may distribute the prospectus electronically. The representatives may agree to allocate a number of shares to placement agent and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the placement agent and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the placement agent in its capacity as placement agent, and should not be relied upon by investors.

Corporate Information

The transfer agent and registrar for our common stock is Island Stock Transfer, 1550 Roosevelt Blvd., Suite 301, Clearwater, Florida 33760.

Our common stock is listed on the Nasdaq Capital Market under the symbol “MYOS”.

LEGAL MATTERS

The validity of the securities offered by this prospectus supplement will be passed upon for us by Ellenoff Grossman & Schole, LLP, New York, New York. Pryor Cashman LLP, New York, New York is acting as counsel for the placement agent in connection with the securities offered hereby.

EXPERTS

Our consolidated balance sheet for the fiscal years ended December 31, 2013 and December 31, 2012, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows, incorporated by reference herein, have been so incorporated in reliance on the report of Seligson & Giannattasio, LLP, an independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing.

S-9

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov. Copies of certain information filed by us with the SEC are also available on our web site at http://www.myoscorp.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document.

INCORPORATION OF CERTAIN information BY REFERENCE

We are “incorporating by reference” in this prospectus supplement certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus supplement. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus supplement will automatically update and supersede information contained in this prospectus supplement, including information in previously filed documents or reports that have been incorporated by reference in this prospectus supplement, to the extent the new information differs from or is inconsistent with the old information. We have filed or may file the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing.

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as filed with the SEC on March 31, 2014;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, as filed with the SEC on May 15, 2014;
●	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, as filed with the SEC on August 14, 2014;
●	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, as filed with the SEC on November 13, 2014;
●

Our Current Reports on Form 8-K filed with the SEC on January 28, 2014, February 10, 2014, February 14, 2014,

February 24, 2014, May 19, 2014, June 6, 2014, June 23, 2014, July 15, 2014 and July 24, 2014; and

●	The description of our common stock contained in our Form 8-A filed on July 9, 2014 and as it may be further amended from time to time.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the termination or completion of this offering of our securities shall be deemed to be incorporated by reference in this prospectus supplement and to be a part of it from the filing dates of such documents, except in each case for information contained in any such filing where we indicate that such information is being furnished and is not to be considered “filed” under the Securities Exchange Act of 1934, as amended.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed modified, superseded or replaced for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus supplement, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus supplement. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus supplement, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus supplement is qualified in its entirety by the information appearing in the documents incorporated by reference.

Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference the exhibit in this prospectus supplement. You may obtain documents incorporated by reference in this prospectus supplement by requesting them in writing or by telephone from:

MYOS Corporation

45 Horsehill Road, Suite 106

Cedar Knolls, New Jersey 07927

Attention: Secretary
(973) 509-0444

S-10

Prospectus

MYOS CORPORATION

$75,000,000

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

RIGHTS

UNITS

We may offer and sell from time to time, in one or more series, any one of the following securities of our company, for total gross proceeds of up to $75,000,000:

●	common stock;

●	preferred stock;

●	debt securities (which may be senior or subordinated, convertible or non-convertible, secured or unsecured);

●	purchase contracts;

●	warrants to purchase our securities;

●	subscription rights to purchase any of the foregoing securities; and

●	units comprised of the foregoing securities.

We may offer and sell these securities separately or together, in one or more series or classes and in amounts, at prices and on terms described in one or more offerings. When we decide to sell a particular class or series of those securities, we will provide specific terms of the securities, including the initial offering price and the aggregate amount of the offering, in one or more supplements to this prospectus.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Our common stock is traded on the Nasdaq Capital Market under the symbol “MYOS.” The last reported sale price of our common stock on the Nasdaq Capital Market on October 13, 2014 was $11.25 per share.

The aggregate market value of the outstanding shares of our common stock held by non-affiliates was $40,398,595, based on 2,909,435 shares of common stock outstanding, of which 2,571,521 are held by non-affiliates, and a closing sale price on the Nasdaq Capital Market of $15.71 on September 18, 2014. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our “public float” (the market value of our common stock held by our non-affiliates) in any 12-month period so long as our public float remains below $75,000,000. We have not sold any securities pursuant to General Instruction I.B.6. of Form S-3 during the twelve calendar months prior to and including the date of this prospectus.

Investing in our securities involves certain risks. You should carefully read and consider the section entitled “Risk Factors” on page 16 and the risk factors included in our periodic reports filed with the Securities and Exchange Commission and, if any, in the relevant prospectus supplement. We urge you to carefully read this prospectus and the applicable prospectus supplement, together with the documents we incorporate by reference, before making your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 28, 2014.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, any of the securities described in this prospectus, for total gross proceeds of up to $75,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement to this prospectus that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. In this prospectus, unless the context indicates otherwise, the terms “Company,” “we,” “us,” and “our” refer to MYOS Corporation, a Nevada corporation, and its subsidiaries.

We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before investing in any of the securities being offered. You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement and the documents incorporated by reference herein or therein include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21B of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements other than statements of historical fact contained or incorporated by reference in this prospectus are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, business prospectus, growth strategy and liquidity. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions and our actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and in our subsequent Quarterly Reports on Form 10-Q filed with the SEC.

The forward-looking statements speak as of the date made and are not guarantees of future performance. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and we undertake no obligation to update any such statements unless required by law. You should not place undue reliance on these forward-looking statements.

You should carefully read the factors described in the “Risk Factors” section of any prospectus supplement or other offering material, as well as any risks described in the documents incorporated by reference into this prospectus for a description of certain risks that could, among other things, cause our actual results to differ from these forward-looking statements. You should understand that it is not possible to predict or identify all such factors and that this list should not be considered a complete statement of all potential risks and uncertainties. You should also realize that if the assumptions we have made prove inaccurate or if unknown risks or uncertainties materialize, actual results could vary materially from the views and estimates included or incorporated by reference in this prospectus.

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BUSINESS

Overview

We are an emerging bionutrition and biotherapeutics company focused on the discovery, development and commercialization of products that improve muscle health and function essential to the management of sarcopenia, cachexia and degenerative muscle diseases, and as an adjunct to the treatment of obesity. As used in this report, the “Company”, “MYOS”, “our”, or “we” refer to MYOS Corporation, its predecessor, Atlas Therapeutics Corporation, and its wholly-owned subsidiary, unless the context indicates otherwise.

We were incorporated under the laws of the State of Nevada on April 11, 2007. Prior to February 2011, we did not have any operations and did not generate revenues. On February 25, 2011, we and Peak Wellness, Inc., or Peak, entered into an intellectual property purchase agreement pursuant to which our subsidiary purchased from Peak the intellectual property pertaining to MYO-T12TM, a dietary supplement that has been shown in clinical studies to temporarily decrease the levels of serum myostatin, including the formula, certain trademarks, trade secrets, patent applications and certain domain names. In exchange for the assets, we paid Peak $1,150,000 (of which $450,000 was paid in cash and $700,000 via the issuance of a promissory note) and issued 7,024,000 shares of common stock to Peak. On February 22, 2012, we paid the promissory note in full from the proceeds of a private placement that closed in February 2012.

Since acquiring the assets from Peak, our principal business activities have been to: (i) deepen our scientific understanding of the activity of Fortetropin™, the active ingredient in MYO-T12, which refers to a proprietary proteo-lipid composite derived from fertilized eggs of specific chicken species processed using a patented methodology which preserves the bioactivity of the constituent proteins and lipids, specifically as a natural, reversible, temporary modulator of the regulatory peptide myostatin, and to leverage this knowledge to strengthen and build our intellectual property; (ii) conduct research and development activities to evaluate myostatin modulation in a range of both wellness and disease states; (iii) identify other products and technologies which may broaden our portfolio and define a business development strategy to protect, enhance and accelerate the growth of our products; (iv) reduce the cost of manufacturing through process improvement; (v) identify contract manufacturing resources that can fully meet our future growth requirements; (vi) develop a differentiated and advantaged consumer positioning, brand name and iconography; and, (vii) create a sales and marketing capability through alliances to maximize near-term and future revenues. We believe that existing wellness and therapeutic targets, such as myostatin, represent a rational entry point for additional drug discovery efforts and are evaluating a separate, concurrent objective in this area.

General

Following the acquisition of MYO-T12 on February 25, 2011, we have been focusing on the discovery, development, and commercialization of nutritional supplements, functional foods, therapeutic products, and other technologies aimed at improving the health and performance of muscle tissue. We currently have two marketed products: MYO-T12, a clinically proven myostatin inhibitor, which is distributed by Maximum Human Performance, or MHP, principally in the United States under the brand name MYO-X® to specialty retail and other outlets; and, Cenegenics Muscle Formula, a private-label product distributed by Cenegenics Product and Lab Services, LLC, or Cenegenics, within their age management network. Our directors and members of our Scientific Advisory Board, including Dr. Robert Hariri, Dr. Craig Venter, Dr. Louis Aronne, Dr. Sol Barer, Dr. Caroline Apovian and Dr. Robert Ashton have significant research and development experience. While Fortetropin is our first proprietary ingredient technology, we plan to discover, develop, formulate and/or acquire additional products in the future.

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We are developing nutritional and therapeutic products aimed at maintaining and improving the health and performance of muscle tissue. One current target of research which we are actively evaluating is the inhibition of myostatin. Our research is focused on developing strategies and therapeutic interventions to address muscle related conditions including sarcopenia, cachexia, and inherited and acquired muscle diseases as described in more detail below.

●	Sarcopenia is a degenerative process characterized by the progressive loss of muscle mass with advancing age. The loss of muscle affects all individuals regardless of ethnicity or gender although the rate and degree of muscle loss varies between individuals and is affected by many factors. Those individuals who have lost significant amounts of muscle mass and strength often require assistance for accomplishing daily living activities, which has a significant economic burden on a nation’s healthcare system and impacts the overall economy. In addition to the many direct costs, sarcopenia adversely affects the overall quality of life.

●	Cachexia is a syndrome that occurs in many diseases such as cancer, chronic heart failure, chronic kidney failure and AIDS. It is characterized by a loss of body weight as a consequence of pathological changes in different metabolic pathways, with the loss of muscle mass as the core component of the syndrome. Cachexia leads to a poor quality of life and increased mortality. As skeletal muscle is diminished, individuals experience a reduced ability to move, a loss of strength, and an increase in conditions associated with immobility such as thrombosis, pneumonia, respiratory failure and ultimately death. Weight loss is an important prognosticator in cancer therapy with the greater the weight loss the shorter the survival time. Weight loss in cancer patients due to cachexia arises from the loss of both adipose tissue and skeletal muscle.

●	Inherited and acquired muscle diseases, such as muscular dystrophy and muscle dysfunction that occur as a consequence of denervation such as seen in amyotrophic lateral sclerosis (ALS), are conditions marked by the progressive deterioration of muscle tissue that results in weakness and impairs normal function. These diseases are typified by difficulty with walking, balance, and coordination with many such diseases affecting speech, swallowing, and breathing. There are currently no cures for degenerative muscle diseases outside of palliative care.

Myostatin

Myostatin, which is a natural regulatory protein, plays a central role in skeletal muscle health. Interest in myostatin continues to grow within the medical community. Research on animals and humans with genetic deficiency for producing myostatin have shown an increased muscle mass, suggesting that myostatin is responsible for down-regulating muscle growth and development. In addition, myostatin increases with age, inhibiting muscle growth and contributing to muscle atrophy in the elderly.

A 1997 article in the journal Nature first described the discovery of a novel member of the transforming growth factor-β (TGF-β) superfamily of growth and differentiation factors. This factor was expressed specifically in adult skeletal muscle and referred to as growth/differentiation factor-8 (GDF-8) (McPherron et al., 1997). The researchers created “knockout” mice, whereby they disrupted the expression of GDF-8 throughout the organism, with the resulting mice showing a large and widespread increase in skeletal muscle mass. Individual muscles of mutant animals weighted 2-3 times more than those of wild-type animals, with the increase a result of both muscle cell hypertrophy and hyperplasia. The newly created mice were subsequently named “mighty mice”. Based on the phenotype, the researchers dubbed the newly discovered protein myostatin.

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This work suggests myostatin exerts an effect on both muscle hypertrophy and hyperplasia, as myostatin knock-out “mighty mice” were shown to have an increase in both the number of muscle fibers and in fiber sizes. Hypertrophy refers to the enlargement of a tissue or organ due to the enlargement of its component cells. In contrast, hyperplasia refers to an increase in the number of cells or a proliferation of cells. Both of these processes can lead to enlargement of an organ.

Skeletal muscle is the primary producer of myostatin, where it is secreted into the blood stream and acts as a negative regulator of muscle differentiation and growth. The protein begins as a 375 amino acid dimer that is cleaved by proteases to a 109 amino acid active domain. The active form of the protein binds to activin type II receptors, ActRIIA and ActRIIB (Lee et al., 2001). Binding to the receptors initiates a signaling cascade that results in an increase in protein breakdown and subsequent inhibition of protein synthesis.

In 2005, Dr. Carlon M. Colker, M.D., FACN, the inventor of MYO-T12, discovered that follistatin, a natural substance known to inhibit myostatin, is found in significant levels in standard fertilized chicken eggs. The follistatin is mostly contained in the vitelline (yolk) membrane, and is released into the yolk to promote early embryo development and growth, with its expression terminated after a few days. This discovery was presented by Dr. Colker at the 2006 Annual Meeting of the American College of Nutrition.

Clinical Research to Evaluate Effects of Fortetropin

In March 2013, we completed a human clinical trial which confirmed the beneficial effects of Fortetropin in suppressing free serum myostatin levels. In this double blind, randomized placebo controlled, parallel, single dose study involving 12 healthy adult male subjects per arm, test subjects in the active arm were administered a 6.6 gram dose of Fortetropin mixed with vanilla fat free/sugar free pudding. An equal amount of vanilla fat free/sugar free pudding alone was given to the placebo arm. Blood samples were collected at baseline (before dosing) and at 6, 12, 18, and 24 hours post dose intervals for measurement of myostatin blood concentration. Results demonstrated greater than 30% decrease in serum myostatin levels compared to baseline during the 24 hour period. No study related adverse events were reported during this study.

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In another study at the University of Tampa, a double-blind, placebo controlled trial examined the effects of Fortetropin on skeletal muscle growth, lean body mass, strength, and power in recreationally trained individuals who rely heavily on satellite cell activation. Forty-five subjects were then divided into placebo, 6.6 gram and 19.8 gram dosing arms of Fortetropin daily for a period of 12 weeks. All exercise sessions were conducted and monitored by trained personnel. Standardized diets consisted of roughly 54% carbohydrates, 22% fat and 24% protein. There were no differences in total calories and macronutrients between groups. Dual emission X-ray absorptiometry was utilized to measure lean body mass and fat mass. Direct ultrasound measurements determined muscle thickness of the quadriceps.

Results demonstrated a statistically significant increase in both muscle thickness and lean body mass in subjects taking Fortetropin compared to a placebo. Strength and power endpoints, as measured by bench press, leg press and Wingate power, significantly increased from baseline in all study groups. Another important finding was a statistically significant decrease in fat mass in subjects in the 19.8 gram arm. This finding, which has potentially broad implications for metabolism and weight management, bears further investigation and studies are currently being planned. No study related adverse events were reported during the study.

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# p<0.05 post measurement compared to pre     * p < 0.05 delta compared to placebo

We believe improving lean body mass should be a therapeutic objective in the management of aging and chronic illness and all individuals seeking optimal wellness. Fortetropin, the only proven natural myostatin inhibitor clinically available to increase muscle mass and lean body mass, provides us with a compelling product in the competitive marketplace. Further studies are planned to examine its role in the treatment of many disease states in various dosing regimens and delivery mechanisms.

Research and Development

As an early development-stage bionutritional and biotherapeutics company, we are dedicated to basic and clinical research that supports our existing and future product portfolio. We are focused on the following areas of research:

Basic Research

●	Biochemical characterization of Fortetropin
●	Cutting edge proteomic and lipidomic approaches
●	Identifying proteins, peptides, and lipids responsible for pro-myogenic activity
●	Novel biotherapeutics products
●	Computational design of novel peptide inhibitors of myostatin
●	Developing effective in-vitro assay(s) for rapid screening

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●	Pro-myogenic activity of novel bioactive molecules and formulations
●	Developing in-vivo models
●	PK/PD studies to support dosing and formulation

Pre-Clinical Research

●	Synergistic effects of Fortetropin and testosterone on skeletal muscle and fat mass
●	Potential alternative to testosterone replacement therapy
●	Synergistic effects of Fortetropin and metformin
●	Adjunctive approach for management for obesity and type II diabetes
●	PK/PD studies of novel bioactive molecules with pro-myogenic activity

Clinical Research

●	Effect of Fortetropin on lean muscle mass, strength, and power
●	Effect of Fortetropin on blood chemistry and body mass index in healthy adults
●	Effect of Fortetropin on muscle function and recovery after orthopedic procedures
●	Effect of Fortetropin on blood chemistry and body mass index in aging adults

We expect our investment in research and development to continue to grow in the future.

We have launched our internal research and development efforts through construction of a dedicated laboratory led by Dr. Neerav Padliya. Our research program is actively evaluating the many active proteins, lipids and peptides in Fortetropin. In addition, we believe the research performed in this laboratory will establish a basis for the continued submission of patent applications to help protect our intellectual property. We are dedicated to protecting our innovative technology.

Clinical and Basic Research Programs

We invest in research and development activities externally through academic and industry collaborations aimed at enhancing our products, optimizing manufacturing and broadening the product portfolio. We have developed the following collaborations with various academic centers:

●	In September 2013, we entered into a clinical study agreement with Hackensack University Medical Center to conduct a clinical study to determine the effects of Fortetropin on blood chemistries and body mass index in healthy adult women. The study is expected to be completed in 2015.

●	In May 2014, we entered into a three-year master service agreement with Rutgers University. Our first project under the agreement is to develop cell-based assays for high-throughput screening studies of next generation myostatin inhibitors. We believe the assays that will be developed will enable us to elucidate the specific molecules in Fortetropinthat impart activity as it relates to the development of muscle tissue. The project is expected to be completed in the middle of 2015.

●	In May 2014, we entered into an agreement with the University of Tampa to study the effects of Fortetropin supplementation on blood myostatin, follistatin and cytokines levels in trained males. The clinical study is designed to analyze myostatin and follistatin levels via high-sensitivity ELISA-based spectrophotometric. Serum will be analyzed for a plethora of relative cytokine levels via high-sensitivity enhanced chemiluminescent-based methods. The study is expected to be completed by the end of 2014.

●	In August 2014, we entered into a research agreement with Human Metabolome Technologies America, Inc., which will apply their proprietary, state-of-the-art capillary electrophoresis-mass spectrometry (CE-MS) technologies to characterize the metabolomic profiles of plasma samples obtained from healthy male subjects who used either Fortetropin™ or placebo with the goal of identifying metabolites with pro-myogenic activity in the plasma samples of subjects who took Fortetropin as well as examining the effect on glucose and fat metabolism. We anticipate that the results from this study will enhance our understanding of the mechanism of action of Fortetropin and provide guidance for the development of biotherapeutics based on Fortetropin. Additionally, the early indications of plasma biomarkers may guide future study design for Fortetropin clinical trials by identifying clinically-relevant endpoints and potential stratification of patient populations. HMT will use a metabolite database of over 290 lipids and over 900 metabolites which may be potential plasma biomarkers of muscle growth. The study is expected to be completed by the end of 2014.

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We are also building a small molecule and biologics discovery program aimed at regulators of myostatin synthesis and activation and the different pathways that act upon muscle development. In July 2014, we entered into a research and development agreement with Cloud Pharmaceuticals, Inc., or Cloud, to discover product candidates related to the inhibition of targets in the myostatin regulatory pathway as well as inflammatory mediators associated with sarcopenia and cachexia. Cloud utilizes cloud computing technology to initiate and design small molecule drug candidates based on their Inverse Design proprietary cheminformatics tool. The research will focus on the development of product candidates related to Furin, a convertase that plays a central role in the processing of myostatin to its biologically active form, and Janus Kinase 3 (JAK3), a tyrosine kinase thought to be a factor in pathways central to inflammation.

Market Overview

The total U.S. retail market for nutritional supplements is approximately $11 billion and is highly fragmented. We believe our proprietary ingredient, Fortetropin, which is the only clinically proven natural supplement available in the market that temporarily reduces free serum myostatin level, is well-positioned to market to a wide base of consumers looking for nutritional and performance maximization as well as for wellness and maintenance products as they age. We hope to capture the first mover advantage in this supplement category. Additionally, the medical community has increased its focus on muscle health, specifically focusing on the aging U.S. population that can benefit most from myostatin modulation. We believe persons suffering from sarcopenia, a muscle loss condition due to aging, and cachexia, a syndrome characterized by loss of body weight in many diseases such as cancer, may also benefit from Fortetropin as muscle loss can be slowed by a reduction of myostatin in the body.

We believe the combination of the foregoing marketplace characteristics, combined with the experience of our directors and our management team and our current and future products, will enable our business model to succeed.

Strategy

Our strategy is to understand the complex genetic and molecular pathways regulating muscle mass and function as well as other disease mechanisms. Understanding the impact of complex regulatory pathways which act to build and maintain healthy lean muscle is central to our biotherapeutic research. This research is the foundation of our bionutritional product development. We are developing nutritional products that target specific mechanisms to promote health in ways that cannot be met by other treatments, diets or lifestyle changes.

We will seek to gain market share for our core branded products in sports nutrition, age and wellness and bariatric/medical markets by (i) formulating and developing new and complementary product lines, (ii) expanding U.S. distribution by increasing the channels of sale, (iii) expanding distribution geography beyond the U.S. and expanding our markets and (iv) seeking strategic relationships with other distributors. Our strategy is to utilize the revenue and awareness generated by the sales and marketing of Fortetropin to further advance our research and development of nutritional and therapeutic treatments for muscular-related conditions, including sarcopenia.

Marketing, Sales and Distribution

Our commercial focus is to leverage our clinical data to develop proprietary products including direct-to-consumer branded products using multiple product delivery formats to target the large, but currently underserved, markets focused on muscle health. Our first commercial product, MYO-T12, is currently sold in the sports nutrition market through a distribution agreement with MHP, a company engaged in the development, marketing and distribution of nutritional and other supplemental products for consumer use. MHP distributes MYO-T12 principally in the U.S. under the brand name MYO-X®. MYO-X, which is currently available on popular retailer websites and in specialty retailers, has been well received in the sports nutrition market. The distribution agreement with MHP expires in March 2015. In February 2014, we expanded our commercial operations into the age management market through a distribution agreement with Cenegenics. Under the distribution agreement, Cenegenics agreed to exclusively distribute and promote a proprietary formulation of Fortetropin through its age management centers in the U.S. and its community of physicians focused on treating a growing population of patients focused on proactively addressing age-related health and wellness concerns. See “Risk Factors - Two distributors account for substantially all of our recent sales, and if we are unable collect our accounts receivable from these distributors, or if these distributors are unable or unwilling to sell our products, our operating results and financial condition will be adversely affected” for additional information regarding our relationship with our distributors.

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While we may continue to sell our products through distributors, we expect to continue developing our own core branded products, which we anticipate launching in 2015, and to pursue additional markets such as medical foods and international opportunities. As a result, we may decide not to renew or to revise the agreements with MHP and/or Cenegenics and thereby enable us to continue to pursue our own marketing, sales and distribution strategies. The growing awareness of the potential therapeutic uses of myostatin inhibition supports continued development of our own core products. We remain committed to continuing our focus on various clinical trials in support of our marketing claims as well as to enhance our intellectual property, to develop product improvements and new products, and to reduce the cost of our products by finding more efficient manufacturing processes and contract manufacturers.

Intellectual Property

We have adopted a comprehensive intellectual property strategy, the implementation of which is ongoing. We are focusing our efforts on ensuring our current commercial products and processes, and those currently under development, are being protected to the maximum extent possible. We are in the process of filing multiple patent applications in the United States and abroad, and we are currently prosecuting pending patent applications in the United States, all of which are directed towards our compositions and methods of manufacturing the same. In addition to a proactive protection strategy, we are conducting defensive diligence to ensure our products and processes do not encroach upon the rights of third parties. Moreover, we are also engaged in a survey of the intellectual property owned by potential competitors, and are devising a proactive path to stay ahead of such potential competitors.

In August 2014, the U.S. Patent and Trademark Office, or USPTO, issued U.S. Patent No. 8,815,320 B2 covering our proprietary methods of manufacturing Fortetropin. The patent entitled “Process for Producing a Composition Containing Active Follistatin,” provides intellectual property protection for making Fortetropin, the key ingredient in our core commercial muscle health products, and carries a patent term through early 2033. Additionally, we are currently prosecuting a core patent application covering the basic science on which our business was built, which application is currently undergoing examination at the USPTO, and has a priority date of May 18, 2006. The scope of this application covers the various applications of avian follistatin products and the benefits thereof. In particular, this application is focused on the composition currently in our commercially sold Fortetropin-powered products, including MYO-X and MYO-T12, and the known benefits thereof. We intend to file as many applications as possible as continuation/ divisional/continuation-in-part applications. Several additional pending patent applications that we are pursuing include:

●	Genetically modified microorganisms - covering the utilization of yeast, algae or other microorganisms to grow desired proteins/molecules to create our core line of products.
●	Method of obtaining effective amounts of avian follistatin - covering a method of controlling the amount of avian follistatin and the concentrations thereof within a product by extracting the proteins from various parts of fertilized and unfertilized avian eggs.
●	Methods of treating degenerative muscle disease – covering methods of treating various degenerative muscle diseases, such as sarcopenia, with avian egg-based products and the compositions thereof.
●	Methods and products for increasing muscle mass – covering various combinations of proteins, lipids and other molecules, which are active in the natural form of our core commercial products, which may be combined in advantageous amounts to yield improved products and methods for increasing muscle mass.

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●	Egg-based product having hydroxymethylbutyrate, or HMB, for the treatment of degenerative muscle disease – covering a line of products combining avian egg-based products with HMB for improved treatment of degenerative muscle diseases and the methods of treating the same.
●	Egg-based product having leucine for treatment of degenerative muscle disease - covering a line of products combining avian egg-based products with leucine for improved treatment of degenerative muscle diseases and the methods of treating the same.
●	Methods of treatment of degenerative muscle disease using egg-based products and testosterone replacement therapy – covering methods of treating degenerative muscle disease in combination with testosterone replacement therapy for improved results.
●	Methods of combating cellulite – covering methods of treating cellulite using avian egg-based products and the compositions thereof.
●	Liquid avian egg-based products – covering avian egg-based products in liquid phase for ease of consumption and portability.

In addition to patent protection, we are also engaged in protecting our brands, including corporate brands and product brands, and have sought trademark registrations in the United States for the same. We are in the process of implementing a clearance strategy for new brands we intend to launch, to ensure any risk of encroaching on the rights of third parties is minimized.

We regard our trademarks and other proprietary rights as valuable assets and believe that protecting our key trademarks is crucial to our business strategy of building strong brand name recognition. These trademarks are crucial elements of our business, and have significant value in the marketing of our products. Federally registered trademarks have a perpetual life, provided that they are maintained and renewed on a timely basis and used correctly as trademarks, subject to the rights of third parties to attempt to cancel a trademark if priority is claimed or there is confusion of usage. We rely on common law trademark rights to protect our unregistered trademarks. Common law trademark rights generally are limited to the geographic area in which the trademark is actually used, while a United States federal registration of a trademark enables the registrant to stop the unauthorized use of the trademark by third parties in the United States. Much of our ongoing work, including our research and development, is kept highly confidential. As such, we are in the process of adopting corporate confidentiality policies that comply with the Uniform Trade Secrets Act to protect some of our most valuable intellectual property assets.

Regulatory Environment

The importing, manufacturing, processing, formulating, packaging, labeling, distributing, selling and advertising of our current and future products may be subject to regulation by one or more federal or state agencies. The Food and Drug Administration, or the FDA, has primary jurisdiction over our products pursuant to the Federal Food, Drug and Cosmetic Act, as amended by the Dietary Supplement and Health Education Act, or the FDCA, and the regulations promulgated thereunder. The FDCA provides the regulatory framework for the safety and labeling of dietary supplements, foods and medical foods. In particular, the FDA regulates the safety, manufacturing, labeling and distribution of dietary supplements. In addition, the Animal Plant Health and Inspection Service, or APHIS, regulates the importation of our primary product from Germany. The Federal Trade Commission, or the FTC, and the FDA share jurisdiction over the promotion and advertising of dietary supplements. Pursuant to a memorandum of understanding between the two agencies, the FDA has primary jurisdiction over claims that appear on product labels and labeling and the FTC has primary jurisdiction of product advertising.

Compliance with applicable federal, state, and local laws and regulations is a critical part of our business. We endeavor to comply with all applicable laws and regulations. However, as with any regulated industry, the laws and regulations are subject to interpretation and there can be no assurances that a government agency would necessarily agree with our interpretation of the governing laws and regulations. Moreover, we are unable to predict the nature of such future laws, regulations, interpretations or applications, nor can we predict what effect additional governmental regulations or administrative orders, when and if promulgated, would have on our business in the future. These regulations could, however, require the reformulation of our products to meet new standards, market withdrawal or discontinuation of certain products not able to be reformulated. The risk of a product recall exists within the industry although we endeavor to minimize the risk of recalls by distributing products that are not adulterated or misbranded. However, the decision to initiate a recall is often made for business reasons in order to avoid confrontation with FDA.

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Our products are required to be prepared in compliance with the FDA’s Good Manufacturing Practices, or GMPs, for dietary supplements. Fortetropin, the active ingredient in our products, must be imported into the United States in conformance with APHIS’s requirements for egg products. Other statutory obligations include reporting all serious adverse events on a Medwatch Form 3500A. To date, we have not filed a Medwatch Form 3500A with the FDA nor have we been placed on notice regarding any serious adverse events related to any of our products. Since eggs are considered a major food allergen under the Food Allergen Labeling and Consumer Protection Act of 2004, we are required to label all our products containing Fortetropin to note that they contain egg yolk.

Advertising of dietary supplement products is subject to regulation by the FTC under the Federal Trade Commission Act, or FTCA, which prohibits unfair methods of competition and unfair or deceptive trade acts or practices in or affecting commerce. The FTCA provides that the dissemination of any false advertising pertaining to foods, including dietary supplements, is an unfair or deceptive act or practice. Under the FTC's substantiation doctrine, an advertiser is required to have a reasonable basis for all objective product claims before the claims are made. All advertising is required to be truthful and not misleading. All testimonials are required to be typical of the results the consumer may expect when using the product as directed. Accordingly, we are required to have adequate substantiation of all material advertising claims made for our products. Failure to adequately substantiate claims may be considered either deceptive or unfair practices.

In March 2009, the General Accounting Office, or GAO, issued a report that made four recommendations to enhance the FDA’s oversight of dietary supplements. The GAO recommended that the Secretary of the Department of Health and Human Services direct the Commissioner of the FDA to: (1) request authority to require dietary supplement companies to identify themselves as a dietary supplement company and update this information annually, provide a list of all dietary supplement products they sell and a copy of the labels and update this information annually, and report all adverse events related to dietary supplements, not just serious adverse events; (2) issue guidance to clarify when an ingredient is considered a new dietary ingredient, the evidence needed to document the safety of new dietary ingredients, and appropriate methods for establishing ingredient identity; (3) provide guidance to industry to clarify when products should be marketed as either dietary supplements or conventional foods formulated with added dietary ingredients; and (4) coordinate with stakeholder groups involved in consumer outreach to identify additional mechanisms for educating consumers about the safety, efficacy, and labeling of dietary supplements, implement these mechanisms, and assess their effectiveness. These recommendations could lead to increased regulation by the FDA or future legislation concerning dietary supplements.

We cannot predict what effect additional domestic or international governmental legislation, regulations, or administrative orders, when and if promulgated, would have on our business in the future. New legislation or regulations may require the reformulation of certain products to meet new standards, require the recall or discontinuance of certain products not capable of reformulation, impose additional record keeping or require expanded documentation of the properties of certain products, expanded or different labeling or scientific substantiation.

Manufacturing; Raw Materials and Suppliers

We are committed to producing and selling highly efficacious products that are trusted for their quality and safety. To date, our products have been outsourced to third party manufacturers where the products are manufactured in full compliance with the current good manufacturing practice, or cGMP, standards set by the U.S. Food and Drug Administration, or FDA. We believe these arrangements provide us with an advantage in our margins, improves our return on assets, and allows us to invest in building consumer awareness and conducting clinical trials. All of the raw materials for our current products are currently sourced from third-party suppliers. Any shortages in our raw materials could result in materially higher raw material prices and adversely affect our ability to source our product. Since the beginning of 2012, we have been focusing on the efficiency and economics of manufacturing Fortetropin. Our management has examined the production cost and is working to achieve cost savings in production.

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We currently have one third-party manufacturer of Fortetropin. We have an agreement in place with our Fortetropin manufacturer, which is designed to support our growth and ensure consistence in production and quality. Our Fortetropin manufacturer purchases all needed raw materials from suppliers and coordinates any additional production steps with third-parties. In 2014, we qualified a second source Fortetropin manufacturer. Fortetropin manufactured by this second manufacturer has met our quality criteria for finished product. We are working on a plan with the second source manufacturer to manufacture commercial quantities of Fortetropin. We have multiple vendors for blending, packaging and labeling our products.

Competition

Given the large patient populations that could potentially benefit from treatments targeted at myostatin, a number of pharmaceutical companies are currently developing various types of myostatin inhibitors. Eli Lilly and Co., Novartis AG, Pfizer Inc., Regeneron Pharmaceuticals Inc. and Milo Biotechnology are among the companies that we are aware of that are testing new compounds in the field of myostatin inhibition. In bionutrition, the market for dietary supplements is highly competitive. Competition is based primarily on price, quality, customer service, marketing and product effectiveness. Our competition includes numerous nutritional supplement companies that are highly fragmented in terms of geographic market coverage, distribution channels and product categories. In addition, large pharmaceutical companies and packaged food and beverage companies compete with us in the nutritional supplement market. These companies and certain nutritional supplement companies have broader product lines and/or larger sales volumes than us and have greater financial and other resources available to them and possess extensive manufacturing, distribution and marketing capabilities. Other companies are able to compete more effectively due to a greater extent of vertical integration. Private label products of our competitors, which in recent years have significantly increased in certain nutrition categories, compete directly with our products. In several product categories, private label items are the market share leaders. Increased competition from such companies, including private label pressures, could have a material adverse effect on our results of operations and financial condition. Many companies within our industry are privately-held and therefore, we are unable to assess the size of all of our competitors or where we rank in comparison to such privately-held competitors with respect to sales.

Insurance

We maintain commercial liability, including product liability coverage, and property insurance. Our policy provides for a general liability of $5.0 million per occurrence, and $10.0 million annual aggregate coverage. We carry property coverage on our main office facility to cover our legal liability, tenant’s improvements, business property, and inventory. We maintain product liability insurance with an aggregate cap on retained loss of $10.0 million.

Employees

We currently have ten full-time employees (including three executive officers) and one part-time employee. We also employ five consultants. None of our employees are represented by a labor union and we consider our employee relations to be good.

Corporate Information

Our executive offices are currently located at 45 Horsehill Road, Suite 106, Cedar Knolls, New Jersey 07927 and our telephone number is (973) 509-0444. Our website address is http://www.myoscorp.com. The information on our website is not, and shall not be deemed to be, a part of this prospectus or incorporated in filings we make with the Securities and Exchange Commission.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors set forth below, as well as those incorporated by reference into any prospectus supplement and in any related free-writing prospectus for a specific offering of securities. You should also carefully consider other information contained and incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes thereto. The risks and uncertainties set forth below or described in the applicable prospectus supplement and our other filings with the SEC incorporated by reference herein are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also adversely affect us. If any of the described risks occur, our business, financial condition or results of operations could be materially harmed. In such case, the value of our securities could decline and you may lose all or part of your investment.

RISKS RELATING TO OUR BUSINESS

Our limited operating history makes it difficult to evaluate our future prospects and results of operations.

We are an emerging company and have a limited operating history. Our future prospects should be considered in light of the risks and uncertainties experienced by early stage companies in evolving markets such as the market for our current and future products, if any, in the United States. We will continue to encounter risks and difficulties that companies at a similar stage of development frequently experience, including the potential failure to:

●	Build a strong and compelling consumer brand;

●	Adequately protect and build our intellectual property;

●	Develop new products;

●	Conduct successful research and development activities;

●	Increase awareness of our products and develop customer loyalty;

●	Respond to competitive market conditions;

●	Respond to requirements and changes in our regulatory environment;

●	Maintain effective control of our costs and expenses; and

●	Attract, retain and motivate qualified personnel.

If we are unable to address any or all of the foregoing risks, our business may be materially and adversely affected.

If we are unable to successfully launch our own core branded products, our business and results of operations would be adversely affected.

We currently have two commercial products: MYO-T12, which is branded under the MYO-X name, and distributed by Maximum Human Performance, or MHP, and Cenegenics Muscle Formula, which is a private-label product distributed by Cenegenics Product and Lab Services, LLC, or Cenegenics. We are in the process of developing our own core branded products, which we anticipate launching in 2015. We may fail to successfully develop, launch, market and/or promote our own core branded products. Successfully developing, launching, marketing and promoting products is a complex and uncertain process, dependent on the efforts of management, outside consultants and general economic conditions, among other things. Any factors that adversely impact the development, launch, marketing or promotion of our products including, but not limited to, competition, acceptance in the marketplace, or delays related to production and distribution or regulatory issues, will likely have a negative impact on our cash flow and operating results. The commercial success of our products also depends upon:

●	the quality and acceptance of other competing brands and products;

●	creating effective distribution channels and brand awareness;

●	critical reviews;

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●	the availability of alternatives;

●	general economic conditions; and

●	other tangible and intangible factors.

Each of these factors is subject to change and cannot be predicted with certainty. We cannot assure you that we will be successful in developing, launching, marketing or promoting any of our own core branded products. Our inability to successfully develop, launch, market and promote our own core branded products or any enhancements to our products which we may develop, would have a material adverse effect on our business and results of operations.

Two distributors account for substantially all of our recent sales, and if we are unable to collect our accounts receivable from these distributors, or if these distributors are unable or unwilling to purchase our products, our operating results and financial condition will be adversely affected.

We currently sell our products primarily through two distributors, MHP and Cenegenics, and credit risk is concentrated among these distributors. The accounts receivable balances for MHP and Cenegenics at June 30, 2014, which had not been reduced by an allowance for doubtful accounts as of such date, were $525,000 and $1,807,858, respectively. For the six months ended June 30, 2014, net sales for our products was only $3.2 million (of which 35% was attributable to MHP and 65% was attributable to Cenegenics) and for the year ended December 31, 2013, net sales for our products was only $3.3 million, which only included sales to MHP. We expect minimal, if any, sales to Cenegenics or MHP during the third and fourth quarters of 2014 as we seek to restructure our commercial strategy and position our own core branded products, to be launched in 2015.

During the latter half of the third quarter of 2014, Cenegenics advised us that, notwithstanding the terms of its distribution agreement with us, it does not intend to pay us for private-labeled products that we had manufactured for Cenegenics until it sells such products to its customers. We are taking action against Cenegenics to enforce the terms of the agreement. Specifically, on October 10, 2014, pursuant to the terms of the distribution agreement, we filed a request for arbitration before the International Chamber of Commerce against Cenegenics asserting various causes of action, including breach of contract. The request seeks payment from Cenegenics of approximately $2.72 million, consisting of unpaid invoices for product shipped and received and for unpaid inventory that was produced for Cenegenics pursuant to the distribution agreement but not yet shipped, as well as related costs and expenses. We expect to record charges to write down unsold inventories that were specially formulated for Cenegenics. Furthermore, we expect to record an allowance for doubtful accounts against the existing accounts receivable balance of Cenegenics, which will be reported in our Quarterly Report on Form 10-Q for the three months ended September 30, 2014. If we are unable to collect our outstanding accounts receivable from either of these distributors, or if these distributors are unable or unwilling to purchase our products, our operating results and financial condition will be adversely affected.

We have a history of losses and cash flow deficits, and we expect to continue to operate at a loss and to have negative cash flow for the foreseeable future, which could cause the price of our stock to decline.

We have incurred net losses since our inception. At June 30, 2014, we had cumulative net losses of approximately $15.3 million. We also had negative cash flow from start-up activities. Historically, we have funded our operations from the proceeds from the sale of equity securities, and to a lesser extent, internally generated funds. Our growth strategy is to implement our strategic business plan, which is likely to result in additional losses and negative cash flow for the foreseeable future. We cannot give assurances that we will ever become profitable.

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We will need to raise additional funds in the future to grow our business, which funds may not be available on acceptable terms or at all. If we are unable to raise funds as needed, we may not be able to maintain or expand our business.

We expect that our current funds, as of June 30, 2014, and cash generated from operations, will be sufficient to fund our projected operations through December 31, 2014. We require substantial funds for operating expenses, for research and development activities, to establish manufacturing capability, to develop consumer marketing and retail selling capability, and to cover public company costs. We expect that we will need to seek additional funding through public or private financing or through collaborative arrangements with strategic partners in the fourth quarter of 2014.

The extent of our capital needs will depend on numerous factors, including (i) our profitability, (ii) the release of competitive products, (iii) the level of investment in research and development, (iv) the amount of our capital expenditures, (v) the amount of our working capital including collections on accounts receivable, (vi) the sales, marketing and distribution investment needed to develop and launch our own core branded products and (vii) cash generated by sales of those products. We cannot assure you that we will be able to obtain capital in the future to meet our needs. If we cannot obtain additional funding, we may be required to limit our marketing efforts, decrease or eliminate capital expenditures or cease all or a portion of our operations, including any research and development activities.

We cannot be certain that additional capital will be available on favorable terms, if at all. In addition, any available additional financing may not be adequate to meet our goals. Any equity financing would result in dilution to stockholders.

Even if we are able to locate a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are acceptable to us.

Any future capital investments could dilute or otherwise materially adversely affect the holdings or rights of our existing stockholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to our common stock. There is no assurance that any additional financing will be available, or if available, will be on terms favorable to us.

Since our revenues are generated in U.S. dollars but a significant portion of our expenses may be incurred in euros, our earnings may be reduced due to currency exchange rate fluctuations.

Our revenues are generated in U.S. dollars, while a significant portion of our expenses, principally the payments to our primary manufacturer, are paid in euros. The exchange rate between the euro and the U.S. dollar fluctuates and is affected by, among other things, changes in political and economic conditions. Any significant fluctuation in the exchange rate for these currencies may materially and adversely affect our earnings, cash flows and financial condition.

If we are unable to manage our infrastructure growth, our business results may be materially and adversely affected.

We need to manage our infrastructure growth to support and maximize our potential revenue growth and achieve our expected business results. Engaging the full capacity of our limited staff may place a significant strain on our management, operations, and accounting and information systems. We expect that we will need to continue to improve our financial controls, operating procedures and management information systems. The failure to manage our infrastructure growth could adversely affect our business results.

If we are not able to implement our business objectives, our operations and financial performance may be adversely affected.

Our principal objectives are to: (i) deepen the scientific understanding of the activity of FortetropinTM, specifically as a natural, reversible, temporary modulator of the regulatory peptide myostatin, and to leverage this knowledge to strengthen and build our intellectual property, (ii) conduct research and development activities to evaluate myostatin modulation in a range of both wellness and disease states, (iii) identify other products and technologies which may broaden our portfolio and define a business development strategy to protect, enhance and accelerate the growth of our products, (iv) reduce the cost of manufacturing through process improvement, (v) identify contract manufacturing resources that can fully meet our future growth requirements, (vi) develop a differentiated and advantaged consumer positioning, brand name and iconography, and (vii) create a sales and marketing capability through alliances to maximize near-term and future revenues. Our business plan is based on circumstances currently prevailing and assumptions that certain circumstances will or will not occur as well as the inherent risk and uncertainties involved in various stages of development. However, there is no assurance that we will be successful in achieving our objectives. If we are not able to achieve our objectives, our business operations and financial performance may be adversely affected.

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If we lose the services of our key personnel, we may be unable to replace them, and our business, financial condition and results of operations could be adversely affected.

Our success largely depends on the continued skills, experience, efforts and policies of our management, directors and other key personnel and our ability to continue to attract, motivate and retain highly qualified employees. In particular, certain of our directors, including Dr. Robert Hariri, Dr. J. Craig Venter and Dr. Louis Aronne, have significant research and development experience and are integral to the creation of our future products and the execution of our business strategy. In addition, our prospects depend substantially on the services of our executive management team.

If one or more of our key employees or directors leaves us, we will need to find a replacement with the combination of skills and attributes necessary to execute our strategy. Because competition for skilled employees is intense, and the process of finding qualified individuals can be lengthy and expensive, we believe that the loss of the services of key personnel could adversely affect our business, financial condition and results of operations. We cannot assure you that we will continue to retain such personnel.

Our success depends on our ability to anticipate and respond in a timely manner to changing consumer demands.

Our success depends on the appeal of our current and future products to a broad range of consumers whose preferences cannot be predicted with certainty and are subject to change. If our current and future products do not meet consumer demands, our sales may decline. In addition, our growth depends upon our ability to develop new products through product line extensions and product modifications, which involve numerous risks. We may not be able to accurately identify consumer preferences, translate our knowledge into customer accepted products, establish the appropriate pricing for our products or successfully integrate these products with our existing product platform or operations. We may also experience increased expenses incurred in connection with product development, marketing and advertising that are not subsequently supported by a sufficient level of sales, which would negatively affect our margins. Furthermore, product development may divert management’s attention from other business concerns, which could cause sales of our existing products to suffer. We cannot assure you that newly developed products will contribute favorably to our operating results.

Products often have to be promoted heavily in stores or in the media to obtain visibility and consumer acceptance. Acquiring distribution for products is difficult and often expensive due to slotting and other promotional charges mandated by retailers. Products can take substantial periods of time to develop consumer awareness, consumer acceptance and sales volume. Accordingly, some products may fail to gain or maintain sufficient sales volume and as a result may have to be discontinued.

If our current or future products fail to properly perform, our business could suffer due to increased costs and reduced income. Failure of our current or future products to meet consumer expectations could result in decreased sales, delayed market acceptance of our products, increased accounts receivable, unsaleable inventory and customer returns, and divert our resources to reformulation or alternative products.

Intense competition from existing and new entities may adversely affect our revenues and profitability.

We face competitors that will attempt to create, or are already creating, products that are similar to our current and future products. Many of our current and potential competitors have significantly longer operating histories and significantly greater managerial, financial, marketing, technical and other competitive resources, as well as greater name recognition, than we do. These competitors may be able to respond more quickly to new or changing opportunities and customer requirements and may be able to undertake more extensive promotional activities, offer more attractive terms to customers or adopt more aggressive pricing policies. We cannot assure you that we will be able to compete effectively with current or future competitors or that the competitive pressures we face will not harm our business.

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Our business is dependent on continually developing or acquiring new and advanced products and processes and our failure to do so may cause us to lose our competitiveness and may adversely affect our operating results.

To remain competitive in our industry, we believe it is important to continually develop new and advanced products and processes. There is no assurance that competitive new products and processes will not render our existing or new products obsolete or non-competitive. Our competitiveness in the marketplace relies upon our ability to continuously enhance our current products, introduce new products, and develop and implement new technologies and processes. Our failure to evolve and/or develop new or enhanced products may cause us to lose our competitiveness in the marketplace and adversely affect our operating results.

Adverse publicity or consumer perception of our products and any similar products distributed by others could harm our reputation and adversely affect our sales and revenues.

We are highly dependent upon positive consumer perceptions of the safety, efficacy and quality of our products as well as similar products distributed by our competitors. Consumer perception of dietary supplements and our products in particular can be substantially influenced by scientific research or findings, national media attention and other publicity about product use. Adverse publicity from such sources regarding the safety, efficacy or quality of dietary supplements, in general, and our products in particular, could harm our reputation and results of operations. The mere publication of reports asserting that such products may be harmful or questioning their efficacy could have a material adverse effect on our business, financial condition and results of operations, regardless of whether such reports are scientifically supported or whether the claimed harmful effects would be present at the dosages recommended for such products.

The scientific support for Fortetropin is subject to uncertainty.

Our research, scientific knowledge and clinical testing supporting the benefits of our products are an essential element of our ability to legally market our products. There is, however, the risk that new or undiscovered information may become available that may undermine or refute our scientific support. In addition, our clinical testing of Fortetropin has been limited in scope and additional testing may reveal deficiencies and side effects that we are currently unaware of. A reduction in the credibility of our scientific support for the effectiveness of Fortetropin could have a material adverse effect on our operations and financial conditions.

If we are required to withdraw our products from the market, change the labeling of our products and/or are subject to product liability claims, our operations and financial performance may be adversely affected.

There is a potential for any ingested product to result in side effects in certain consumers. Although we are not aware of any adverse effects of our products on the health of consumers, if any such side effects are identified after marketing and sale of the product, we may be required to withdraw our products from the market or change its labeling. We may also be required to withdraw our products from the market as a result of regulatory issues. If we are required to withdraw our products from the market, our business operations and financial performance may be adversely affected. Furthermore, if a product liability claim is brought against us, it may, regardless of merit or eventual outcome, result in damage to our reputation, decreased demand for our products, costly litigation and loss of revenue.

An increase in product returns could negatively impact our operating results and profitability.

We permit the return of damaged or defective products and accept limited amounts of product returns in certain instances. While such returns have historically been nominal and within management’s expectations and the provisions established, future return rates may differ from those experienced in the past. Any significant increase in damaged or defective products or expected returns could have a material adverse effect on our operating results for the period or periods in which such returns materialize. With respect to future sales, we may need to offer distributor and retail customers’ sales incentives, including the right to return product. If those customers are not able to sell our products to end-consumers, significant product returns may materialize, which could have a material adverse effect on our operating results.

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We are dependent on third-party manufacturers, suppliers and processors.

We currently rely on third-party manufacturers, suppliers and processors to produce our products. If our manufacturers, suppliers or processors are unable to provide us with the required finished products or raw materials or are unable or unwilling to produce sufficient quantities of our products, our business and revenues will be adversely affected.

A shortage in the supply of, or a price increase in, raw materials could increase our costs or adversely affect our sales and revenues.

All of the raw materials for our products are sourced from third-party suppliers. Currently, we have one primary third-party manufacturer to produce Fortetropin under a fixed price agreement that runs through December 2016. We have qualified a second source manufacturer and are working on a commercial plan to source product from this manufacturer. Any shortages in our raw materials could adversely affect operations. Price increases from a supplier will affect our profitability if we are not able to pass price increases on to customers. The inability to obtain adequate supplies of raw materials in a timely manner or a material increase in the price of our raw materials could have a material adverse effect on our business, financial condition and results of operations.

Our products have a limited shelf life which could result in costs associated with inventory which exceeds the appropriate age limits.

Our products are comprised of dried powder derived from egg-yolk and thus have a limited shelf life. Accordingly, product which exceeds the appropriate age limits may not be sold and must be destroyed. This would have an adverse financial impact associated with the cost of writing off obsolete inventory.

We have no manufacturing capacity and anticipate continued reliance on third-party manufacturers for the development and commercialization of our products.

We do not currently operate manufacturing facilities for production of our product. We lack the resources and the capabilities to manufacture our products on a commercial scale. We do not intend to develop facilities for the manufacture of our products in the foreseeable future. We rely on third-party manufacturers to produce bulk products required to meet our sales needs. We plan to continue to rely upon contract manufacturers to manufacture commercial quantities of our products.

Our contract manufacturers’ failure to achieve and maintain high manufacturing standards, in accordance with applicable regulatory requirements, or the incidence of manufacturing errors, could result in consumer injury or death, product shortages, product recalls or withdrawals, delays or failures in product testing or delivery, cost overruns or other problems that could seriously harm our business. Contract manufacturers often encounter difficulties involving production yields, quality control and quality assurance, as well as shortages of qualified personnel. Our existing manufacturers and any future contract manufacturers may not perform as agreed or may not remain in the contract manufacturing business. In the event of a natural disaster, business failure, strike or other difficulty, we may be unable to replace a third-party manufacturer in a timely manner and the production of our products would be interrupted, resulting in delays, additional costs and reduced revenues.

Our research and development activities may be costly and/or untimely, and there are no assurances that our research and development activities will either be successful or completed within the anticipated timeframe, if ever at all.

Research and development activities may be costly and/or untimely, and there are no assurances that our research and development activities will either be successful or completed within the anticipated timeframe, if at all. The continued research and development of Foretropin and our future products is important to our success. In addition, the development of new products requires significant research, development and testing all of which require significant investment and resources. At this time, our resources are limited and our research and development activities are dependent upon our ability to fund our activities and to raise capital which may not be possible. We may enter into agreements with third party vendors to engage in research and development for us. However, the failure of the third-party research to perform under agreements entered into with us, or our failure to renew important research agreements with a third party, may delay or curtail our research and development efforts. The research and development of new products is costly and time consuming, and there are no assurances that our research and development activities will be successful. Even if a new product is developed, there is no assurance that it will be commercialized or result in sales.

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We may not be able to protect our intellectual property rights upon which our business relies, which could cause our assets to lose value.

Our business depends on and will continue to depend on our intellectual property, including our valuable brands and internally-developed products. We believe our intellectual property rights are important to our continued success and our competitive position. However, we may be unable or unwilling to strictly enforce our intellectual property rights, including our patents and trademarks, from infringement due to the substantial costs of such enforcement. In addition, while there are patents pending for our core product, there is no assurance that such application will be approved. Our failure to enforce our intellectual property rights could diminish the value of our brands and product offerings and harm our business and future growth prospects.

In addition, unauthorized parties may attempt to copy or otherwise obtain and use our services, technology and other intellectual property, and we cannot be certain that the steps we have taken to protect our proprietary rights will prevent any misappropriation or confusion among consumers and merchants, or unauthorized use of these rights. Advancements in technology have exacerbated the risk by making it easier to duplicate and disseminate intellectual property. In addition, as our business becomes more global in scope, we may not be able to protect our proprietary rights in a cost-effective manner in a multitude of jurisdictions with varying laws. If we are unable to procure, protect and enforce our intellectual property rights, we may not realize the full value of these assets, and our business may suffer. If we need to commence litigation to enforce our intellectual property rights or determine the validity and scope of the proprietary rights of others, such litigation may be costly and divert the attention of our management.

We may be subject to intellectual property rights claims, which are costly to defend, could require us to pay damages and could limit our ability to sell some of our products.

We may become subject to intellectual property litigation or infringement claims, which could cause us to incur significant expenses to defend such claims, divert management’s attention or prevent us from manufacturing, selling or using some aspect of our current or future products. If we choose or are forced to settle such claims, we may be required to pay for a license to certain rights, pay royalties on both a retrospective and prospective basis, and/or cease manufacturing and selling certain infringing products. Future infringement claims against us by third parties may adversely impact our business, financial condition and results of operations.

Our insurance coverage may be insufficient to cover our legal claims or other losses that we may incur in the future.

We maintain insurance, including property, general and product liability and other forms of insurance to protect ourselves against potential loss exposures. In the future, insurance coverage may not be available at adequate levels or on adequate terms to cover potential losses. If insurance coverage is inadequate or unavailable, we may face claims that exceed coverage limits or that are not covered, which could increase our costs and adversely affect our operating results.

We may be subject to uncertain and costly compliance with government regulations.

The importing, manufacturing, processing, formulating, packaging, labeling, distributing, selling and advertising of our current and future products may be subject to regulation by one or more federal or state agencies. The Food and Drug Administration, or the FDA, has primary jurisdiction over our products pursuant to the Federal Food, Drug and Cosmetic Act, as amended by the Dietary Supplement and Health Education Act, or the FDCA, and regulations promulgated thereunder. The FDCA provides the regulatory framework for the safety and labeling of dietary supplements, foods and medical foods. In particular, the FDA regulates the safety, manufacturing, labeling and distribution of dietary supplements. In addition, the Animal Plant Health and Inspection Service, or APHIS, regulates the importation of our primary product from Germany. The Federal Trade Commission, or the FTC, and the FDA share jurisdiction over the promotion and advertising of dietary supplements. Pursuant to a memorandum of understanding between the two agencies, the FDA has primary jurisdiction over claims that appear on product labels and labeling and the FTC has primary jurisdiction over product advertising.

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Compliance with applicable federal, state, and local laws and regulations is a critical part of our business. We endeavor to comply with all applicable laws and regulations. However, as with any regulated industry, the laws and regulations are subject to interpretation and there can be no assurances that a government agency would necessarily agree with our interpretation of the governing laws and regulations. Moreover, we are unable to predict the nature of such future laws, regulations, interpretations or applications, nor can we predict what effect additional governmental regulations or administrative orders, when and if promulgated, would have on our business in the future. These regulations could, however, require the reformulation of our products to meet new standards, market withdrawal or discontinuation of certain products not able to be reformulated. The risk of a product recall exists within the industry although we endeavor to minimize the risk of recalls by distributing products that are not adulterated or misbranded. However, the decision to initiate a recall is often made for business reasons in order to avoid confrontation with FDA.

Our products are required to be prepared in compliance with the FDA’s Good Manufacturing Practices, or GMPs, for dietary supplements. Fortetropin, the main ingredient in our products, is also required to be imported into the United States in conformance with APHIS’s requirements for egg products. In the event it is determined that we have not complied with the foregoing requirements, we may be required to initiate a product recall and/or be subject to financial or other penalties. We are continuously monitoring and reviewing our processes to ensure compliance with APHIS and limit the likelihood of potential recalls.

Other statutory obligations include reporting all serious adverse events on a Medwatch Form 3500A. To date, we have not filed a Medwatch Form 3500A with the FDA nor have we been placed on notice regarding any serious adverse events related to any of our products. Since eggs are considered a major food allergen under the Food Allergen Labeling and Consumer Protection Act of 2004, the labeling of all our products must note that they contain egg yolk.

Advertising of dietary supplement products is subject to regulation by the FTC under the Federal Trade Commission Act, or FTCA, which prohibits unfair methods of competition and unfair or deceptive trade acts or practices in or affecting commerce. The FTCA provides that the dissemination of any false advertising pertaining to foods, including dietary supplements, is an unfair or deceptive act or practice. Under the FTC's substantiation doctrine, an advertiser is required to have a reasonable basis for all objective product claims before the claims are made. All advertising is required to be truthful and not misleading. All testimonials are required to be typical of the results the consumer may expect when using the product as directed. Accordingly, we are required to have adequate substantiation of all material advertising claims made for our products. Failure to adequately substantiate claims may be considered either deceptive or unfair practices.

RISKS RELATED TO OUR COMMON STOCK

Trading in our common stock over the last 12 months has been limited, so investors may not be able to sell as many of their shares as they want at prevailing prices.

Shares of our common stock began trading on the Nasdaq Capital Market on July 10, 2014 under the symbol “MYOS,” and were previously traded on the OTC Bulletin Board (and the OTCQB) under the symbol “MYOS.” There has been limited trading in our shares over the last 12 months. If limited trading in the common stock continues, it may be difficult for investors to sell such shares in the public market at any given time at prevailing prices. Also, the sale of a large block of common stock could depress the market price of the common stock to a greater degree than a company that typically has a higher volume of trading of its securities.

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Our common stock may be delisted from the Nasdaq Capital Market if we cannot satisfy its continued listing requirements.

Among the conditions required for continued listing on the Nasdaq Capital Market is that we maintain at least $2.5 million in stockholders’ equity. There can be no assurance that our stockholders’ equity will remain above Nasdaq’s $2.5 million minimum. If we fail to timely comply with the stockholders’ equity requirement, our stock may be delisted. In addition, even if we demonstrate compliance with the stockholders’ equity requirement, we will need to continue to meet other objective and subjective listing requirements to continue to be listed on the Nasdaq Capital Market. Delisting from the Nasdaq Capital Market could make trading our common stock more difficult for investors, potentially leading to declines in our share price and liquidity. Without a Nasdaq Capital Market listing, stockholders may have a difficult time getting a quote for the sale or purchase of our stock, the sale or purchase of our stock would likely be made more difficult and the trading volume and liquidity of our stock could decline. Delisting from the Nasdaq Capital Market could also result in negative publicity and could also make it more difficult for us to raise additional capital. The absence of such a listing may adversely affect the acceptance of our common stock as currency or the value accorded by other parties. Further, if we are delisted, we would also incur additional costs under state blue sky laws in connection with any sales of our securities. These requirements could severely limit the market liquidity of our common stock and the ability of our stockholders to sell our common stock in the secondary market. If our common stock is delisted by Nasdaq, our common stock may be eligible to trade on an over-the-counter quotation system, such as the OTCQB market, where an investor may find it more difficult to sell our stock or obtain accurate quotations as to the market value of our common stock. We cannot assure you that our common stock, if delisted from the Nasdaq Capital Market, will be listed on another national securities exchange or quoted on an over-the counter quotation system.

If the Nasdaq Capital Market delists our shares of common stock from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity for our shares;

●	a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our shares;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

An active and visible trading market for our common stock may not develop.

We cannot predict whether an active market for our common stock will develop in the future. In the absence of an active trading market:

●	Investors may have difficulty buying and selling or obtaining market quotations;

●	Market visibility for our common stock may be limited; and

●	A lack of visibility for our common stock may have a depressive effect on the market price for our common stock.

The trading price of our common stock is expected to be subject to significant fluctuations in response to variations in quarterly operating results, changes in analysts’ earnings estimates, announcements of innovations by us or our competitors, general conditions in the industry in which we operate and other factors. These fluctuations, as well as general economic and market conditions, may have a material or adverse effect on the market price of our common stock.

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The market price for our stock may be volatile.

The market price for our stock may be volatile and subject to wide fluctuations in response to factors including the following:

●	actual or anticipated fluctuations in our quarterly operating results;

●	changes in financial estimates by securities research analysts;

●	conditions in nutraceutical and pharmaceutical markets;

●	changes in the economic performance or market valuations of other nutraceutical companies;

●	announcements by us or our competitors of new products, acquisitions, strategic partnerships, joint ventures or capital commitments;

●	addition or departure of key personnel;

●	intellectual property or other litigation; and

●	general economic or political conditions.

In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our stock.

Our stockholders may experience significant dilution if future equity offerings are used to fund operations or acquire complementary businesses.

If our future operations or acquisitions are financed through the issuance of equity securities, our stockholders could experience significant dilution. In addition, securities issued in connection with future financing activities or potential acquisitions may have rights and preferences senior to the rights and preferences of our common stock. We have also adopted an equity incentive plan for our directors, officers, employees, consultants and advisors and granted options to purchase shares of our common stock under the plan. We have reserved 400,000 shares of our common stock under the plan. The issuance of shares of our common stock upon the exercise of these options may result in dilution to our stockholders.

Our current management can exert significant influence over us and make decisions that are not in the best interests of all stockholders.

Our executive officers and directors as a group own approximately 11.6% of our outstanding shares of common stock. As a result, they will be able to assert significant influence over all matters requiring stockholder approval, including the election and removal of directors and any change in control. In particular, this concentration of ownership of our outstanding shares of common stock could have the effect of delaying or preventing a change in control, or otherwise discouraging or preventing a potential acquirer from attempting to obtain control. This, in turn, could have a negative effect on the market price of our common stock. It could also prevent our stockholders from realizing a premium over the market prices for their shares of common stock. Moreover, the interests of the owners of this concentration of ownership may not always coincide with our interests or the interests of other stockholders and, accordingly, could cause us to enter into transactions or agreements that we would not otherwise consider.

Compliance with changing corporate governance regulations and public disclosure, and our management’s inexperience with such regulations, will result in additional expenses and creates a risk of non-compliance.

Our reporting obligations as a public company will place a significant strain on our management, operational and financial resources and systems for the foreseeable future. Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the public markets and public reporting. Our management team will need to invest significant time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities. In addition, our management has limited experience with compliance with U.S. securities laws. This inexperience may cause us to fall out of compliance with applicable regulatory requirements, which could lead to enforcement action against us and a negative impact on our stock price.

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We do not foresee paying cash dividends in the foreseeable future and, as a result, our investors’ sole source of gain, if any, will depend on capital appreciation, if any.

We do not plan to declare or pay any cash dividends on our shares of common stock in the foreseeable future and currently intend to retain any future earnings for funding growth. As a result, investors should not rely on an investment in our securities if they require the investment to produce dividend income. Capital appreciation, if any, of our shares may be investors’ sole source of gain for the foreseeable future. Moreover, investors may not be able to resell their common stock at or above the price they paid for them.

We could issue blank check preferred stock without stockholder approval with the effect of diluting then current stockholder interests and impairing their voting rights, and provisions in our charter documents and under Nevada law could discourage a takeover that stockholders may consider favorable.

Our certificate of incorporation provides for the authorization to issue up to 500,000 shares of blank check preferred stock with designations, rights and preferences as may be determined from time to time by our board of directors. Our board of directors is empowered, without stockholder approval, to issue a series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common stockholders. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control. For example, it would be possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company. In addition, advanced notice is required prior to stockholder proposals.

Nevada corporate laws limit the personal liability of corporate directors and officers and require indemnification under certain circumstances.

Section 78.138(7) of the Nevada Revised Statutes provides that, subject to certain very limited statutory exceptions or unless the articles of incorporation provide for greater individual liability, a director or officer of a Nevada corporation is not individually liable to the corporation or its stockholders for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach involved intentional misconduct, fraud or a knowing violation of law. We have not included in our articles of incorporation any provision intended to provide for greater liability as contemplated by this statutory provision.

In addition, Section 78.7502(3) of the Nevada Revised Statutes provides that to the extent a director or officer of a Nevada corporation has been successful on the merits or otherwise in the defense of certain actions, suits or proceedings (which may include certain stockholder derivative actions), the corporation shall indemnify such director or officer against expenses (including attorneys’ fees) actually and reasonably incurred by such director or officer in connection therewith.

If securities or industry analysts do not publish research or reports about our business, or if they change their recommendations regarding our stock adversely, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. We do not currently have and may never obtain significant research coverage by industry or financial analysts. If few analysts commence coverage of us, the trading price of our stock would likely decrease. Even if we do obtain significant analyst coverage, if one or more of the analysts who cover us downgrade our stock, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

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A failure of our internal control over financial reporting could materially impact our business or share price.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. An internal control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all internal control systems, internal control over financial reporting may not prevent or detect misstatements. Any failure to maintain an effective system of internal control over financial reporting could limit our ability to report our financial results accurately and timely or to detect and prevent fraud, and could expose us to litigation or adversely affect the market price of our common stock.

RISKS RELATED TO OUR FUTURE PRODUCTS

The research and development of pharmaceutical products, which is separate from nutritional supplements, entails special considerations and risks. If we are successful in developing pharmaceutical products for muscular-related conditions, we will be subject to, and possibly adversely affected by, the following risks:

Our failure to obtain costly government approvals, including required FDA approvals, or to comply with ongoing governmental regulations relating to our technologies and proposed products and formulations could delay or limit introduction of our proposed formulations and products and result in failure to achieve revenues or maintain our ongoing business.

Our research and development activities for our products and product candidates are currently at an early development stage and are subject to extensive regulation for safety, efficacy and quality by numerous government authorities in the United States and abroad. Before receiving FDA regulatory clearance to market our future proposed formulations and products, we will have to demonstrate that our formulations and products are safe and effective in the patient population and for the indicated diseases that are to be treated. Clinical trials, manufacturing and marketing of drugs are subject to the rigorous testing and approval process of the FDA and equivalent foreign regulatory authorities. The Federal Food, Drug and Cosmetic Act and other federal, state and foreign statutes and regulations govern and influence the testing, manufacture, labeling, advertising, distribution and promotion of drugs and medical devices. As a result, regulatory approvals can take a number of years or longer to accomplish and require the expenditure of substantial financial, managerial and other resources.

Conducting and completing the clinical trials necessary for FDA approval is costly and subject to intense regulatory scrutiny as well as the risk of failing to meet the primary endpoint of such trials. We will not be able to commercialize and sell our future products and formulations without successfully completing such trials.

In order to conduct clinical trials that are necessary to obtain approval by the FDA to market a formulation or product, it is necessary to receive clearance from the FDA to conduct such clinical trials. The FDA can halt clinical trials at any time for safety reasons or because we or our clinical investigators did not follow the FDA’s requirements for conducting clinical trials. If we are unable to receive clearance to conduct clinical trials or the trials are permanently halted by the FDA, we would not be able to achieve any revenue from such product as it is illegal to sell any drug or medical device for human consumption or use without FDA approval.

Data obtained from clinical trials are susceptible to varying interpretations, which could delay, limit or prevent regulatory clearances.

Data we may obtain in the future, from non-clinical studies and clinical trials do not necessarily predict the results that will be obtained from later non-clinical studies and clinical trials. Moreover, non-clinical and clinical data are susceptible to multiple and varying interpretations, which could delay, limit or prevent regulatory approval. A number of companies in the pharmaceutical industry have suffered significant setbacks in advanced clinical trials, even after promising results in earlier trials. The failure to adequately demonstrate the safety and effectiveness of a proposed formulation or product under development could delay or prevent regulatory clearance of the product candidate, resulting in delays to commercialization, and could materially harm our business. In addition, our clinical trials may not demonstrate sufficient levels of safety and efficacy necessary to obtain the requisite regulatory approvals for our drugs, and thus our proposed drugs may not be approved for marketing. Finally, if any of our clinical trials do not meet their primary endpoints, we would need to redo such clinical trials in order to progress development of the subject product. These additional trials would be costly and divert resources from other projects.

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Competitors may develop competing technologies or products which outperform or supplant our technologies or products.

Drug companies and/or other technology companies may in the future seek to develop and market pharmaceutical products which may compete with our future technologies and products. Competitors may in the future develop similar or different technologies or products which may become more accepted by the marketplace or which may supplant our technology entirely. In addition, many of our future competitors may be significantly larger and better financed than we are, thus giving them a significant advantage over us.

We may be unable to respond to competitive forces presently in the marketplace (including competition from larger companies), which would severely impact our business. Moreover, should competing or dominating technologies or products come into existence and the owners thereof patent the applicable technological advances, we could also be required to license such technologies in order to continue to manufacture, market and sell our products. We may be unable to secure such licenses on commercially acceptable terms, or at all, and our resulting inability to manufacture, market and sell the affected products could have a material adverse effect on us.

The market for our product candidates is rapidly changing and competitive, and new drug delivery mechanisms, drug delivery technologies, new drugs and new treatments which may be developed by others could impair our ability to maintain and grow our business and remain competitive.

Even if successfully developed, our product candidates may not gain market acceptance among physicians, patients and healthcare payers, which may not utilize our products. If our product candidates do not achieve market acceptance, our business and financial condition will be materially adversely affected. The pharmaceutical industry is subject to rapid and substantial technological change. Developments by others may render our technologies and our product candidates noncompetitive or obsolete, or we may be unable to keep pace with technological developments or other market factors. Technological competition from pharmaceutical and biotechnology companies, universities, governmental entities and others now existing or diversifying into the field is intense and is expected to increase. Many of these entities have significantly greater research and development capabilities, human resources and budgets than we do, as well as substantially more marketing, manufacturing, financial and managerial resources. These entities represent significant competition for us. Acquisitions of, or investments in, competing pharmaceutical or biotechnology companies by large corporations could increase such competitors’ financial, marketing, manufacturing and other resources.

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USE OF PROCEEDS

Except as otherwise disclosed in the applicable prospectus supplement, we intend to use the net proceeds from the sales of securities hereunder for research and development, including conducting clinical and basic research, expanding our commercial operations, including sales, marketing and distribution capabilities, to meet our on-going working capital needs and general corporation purposes. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of the securities offered by us hereunder and the applicable prospectus supplement. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds, we intend to temporarily invest the proceeds in short-term, interest-bearing instruments.

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PLAN OF DISTRIBUTION

We may sell the securities from time to time to or through underwriters or dealers, through agents, or directly to one or more purchasers. A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, preferred stock, warrants, and rights. In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

●	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

●	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

A prospectus supplement or supplements with respect to each series of securities will describe the terms of the offering, including, to the extent applicable:

●	the terms of the offering;

●	the name or names of the underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

●	the public offering price or purchase price of the securities or other consideration thereof, and the proceeds to be received by us from the sale;

●	any delayed delivery requirements;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

●	at a fixed price or prices, which may be changed;

●	in an “at the market” offering within the meaning of Rule 415(a)(4) of the Securities Act;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Only underwriters named in a prospectus supplement will be underwriters of the securities offered pursuant to such prospectus supplement.

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Underwriters and Agents; Direct Sales

If underwriters are used in a sale, they will acquire the offered securities for their own account and may resell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.

Unless the prospectus supplement states otherwise, the obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

Dealers

We may sell the offered securities to dealers as principals. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or other offering materials, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may provide agents, underwriters, dealers and remarketing firms with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making; Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than our common stock, which is listed on the Nasdaq Capital Market. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the preferred stock, warrants, rights, debt securities or units on any securities exchange or quotation system; any such listing with respect to any particular securities will be described in the applicable prospectus supplement or other offering materials, as the case may be.

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Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price.

Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters or agents that are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in our common stock on the Nasdaq Capital Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Fees and Commissions

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a member of the Financial Industry Regulatory Authority, or “FINRA,” participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

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DESCRIPTION OF SECURITIES WE MAY OFFER

General

This prospectus describes the general terms of our capital stock. The following description is not complete and may not contain all the information you should consider before investing in our capital stock. For a more detailed description of these securities, you should read the applicable provisions of Nevada law and our articles of incorporation, as amended, and our bylaws. When we offer to sell a particular series of these securities, we will describe the specific terms of the series in a supplement to this prospectus.

Accordingly, for a description of the terms of any series of securities, you must refer to both the prospectus supplement relating to that series and the description of the securities described in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

Our authorized capital stock consists of 6,000,000 shares of common stock, par value $0.001 per share, and 500,000 authorized undesignated shares of preferred stock, par value $0.001 per share.

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $75,000,000 in the aggregate of:

●	common stock;

●	preferred stock;

●	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities;

●	warrants to purchase our securities;

●	rights to purchase our securities; or

●	units comprised of, or other combinations of, the foregoing securities.

We may issue the debt securities as exchangeable for or convertible into shares of common stock, preferred stock or other securities. The preferred stock may also be exchangeable for and/or convertible into shares of common stock, another series of preferred stock or other securities. When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

Common Stock

As of October 13, 2014, there were 2,909,435 shares of common stock issued and outstanding and 140 holders of record of our common stock. Further, there were outstanding Series A warrants to purchase 315,676 shares of common stock and Series B warrants to purchase 157,846 shares of common stock.

Voting. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights.

Dividends. Subject to preferences that may be applicable to any then outstanding preferred stock, and further subject to any contractual limitations on the declaration, setting aside or payment of dividends, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments.

Liquidation. In the event of any liquidation, dissolution or winding up of our affairs, holders of common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and other liabilities and the satisfaction of any liquidation preferences that may be granted to the holders of any then outstanding shares of preferred stock.

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Rights and Preferences. The common stock has no preemptive, conversion or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock, which we may designate and issue in the future.

Our common stock is admitted for trading on the Nasdaq Capital Market under the symbol “MYOS”.

The transfer agent and registrar for our common stock is Island Stock Transfer.

Preferred Stock

Our board of directors has the authority to issue up to an aggregate of 500,000 shares of preferred stock in one or more series and to fix the voting powers, designations, preferences and rights, and qualifications, limitations or restrictions thereof, of each such series without any further vote or action by the stockholders. As of October 13, 2014, there were no shares of preferred stock outstanding.

We will fix the rights, preferences, privileges and restrictions of the preferred stock of each series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include any or all of the following, as required:

●	the title and stated value;

●	the number of shares we are offering;

●	the liquidation preference per share;

●	the purchase price;

●	the dividend rate, period and payment date and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	any contractual limitations on our ability to declare, set aside or pay any dividends;

●	the procedures for any auction and remarketing, if any;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred stock on any securities exchange or market;

●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

●	voting rights, if any, of the preferred stock;

●	preemptive rights, if any;

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●	restrictions on transfer, sale or other assignment, if any;

●	whether interests in the preferred stock will be represented by depositary shares;

●	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

If we issue shares of preferred stock under this prospectus, after receipt of payment therefor, the shares will be fully paid and non-assessable.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock could have the effect of decreasing the market price of our common stock.

Debt Securities

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities may be issued under an indenture (which we refer to herein as an Indenture), which are contracts entered into between us and a trustee to be named therein. A form of the Indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We may issue debt securities and incur additional indebtedness other than through the offering of debt securities pursuant to this prospectus. It is likely that convertible debt securities will not be issued under an Indenture.

In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an Indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the unsecured indebtedness issued under an Indenture.

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Each prospectus supplement will describe the terms relating to the specific series of debt securities. These terms will include some or all of the following:

●	the title of debt securities and whether the debt securities are senior or subordinated;

●	any limit on the aggregate principal amount of debt securities of such series;

●	the percentage of the principal amount at which the debt securities of any series will be issued;

●	the ability to issue additional debt securities of the same series;

●	the purchase price for the debt securities and the denominations of the debt securities;

●	the specific designation of the series of debt securities being offered;

●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

●	the basis for calculating interest;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the duration of any deferral period, including the period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

●	the rate or rates of amortization of the debt securities;

●	any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;

●	if the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms and provisions of such collateral security, pledge or other agreements;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

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●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default;

●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

●	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	what subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our securities or property;

●	whether we are issuing the debt securities in whole or in part in global form;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depositary for global or certificated debt securities, if any;

●	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid;

●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

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●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture;

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, we do not anticipate the debt securities will be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Warrants

We may issue warrants to purchase our securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, forms of the warrant and warrant agreement, if any. The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants and a description of the material provisions of the applicable warrant agreement, if any. These terms may include the following:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

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●	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants. Each warrant will entitle the holder of warrants to purchase the amount of securities or other rights, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to holders of our capital stock a prospectus supplement will be distributed to such holders on the record date for receiving rights in the rights offering set by us.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, forms of the subscription rights, standby underwriting agreement or other agreements, if any. The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

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●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

Units

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

Our consolidated balance sheet for the fiscal years ended December 31, 2013 and December 31, 2012, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows, incorporated by reference herein, have been so incorporated in reliance on the report of Seligson & Giannattasio, LLP, an independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are “incorporating by reference” in this prospectus certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. We have filed or may file the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing.

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC on March 31, 2014;

●	Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2014 filed with the SEC on May 15, 2014 and for the quarter ended June 30, 2014 filed with the SEC on August 14, 2014;

●	Our Current Reports on Form 8-K filed with the SEC on January 28, 2014, February 10, 2014, February 14, 2014, February 24, 2014, May 19, 2014, June 6, 2014, June 23, 2014, July 15, 2014 and July 24, 2014;

●	The description of our common stock contained in our Form 8-A filed on July 9, 2014 and as it may be further amended from time to time.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination or completion of this offering of our securities shall be deemed to be incorporated by reference in this prospectus and to be a part of it from the filing dates of such documents, except in each case for information contained in any such filing where we indicate that such information is being furnished and is not to be considered “filed” under the Securities Exchange Act of 1934, as amended.

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Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference the exhibit in this prospectus. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from:

MYOS Corporation

45 Horsehill Road, Suite 106

Cedar Knolls, New Jersey 07927

Attention: Secretary
(973) 509-0444

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